UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: May 25, 2006
(Date of earliest event reported)

CA, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-9247	13-2857434
(Commission File Number)	(IRS Employer Identification No.)

One CA Plaza
Islandia, New York	11749
(Address of Principal Executive Offices)	(Zip Code)
(631) 342-6000
(Registrant’s telephone number, including area code)
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On May 30, 2006, CA, Inc. (the “Company”) issued a press release announcing its preliminary results for the fiscal quarter and fiscal year ended March 31, 2006. A copy of the press release is attached as Exhibit 99.1 hereto and is hereby incorporated by reference into this Item 2.02.
Item 4.02 (a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     On May 30, 2006, the Company also announced that it will restate its earnings for the fiscal quarter ended December 31, 2005 to reflect approximately $26 million of additional commission expense that should have been recorded in the Company’s third fiscal quarter. Information about the facts underlying the restatement can be found in the Company’s press release attached as Exhibit 99.1 hereto which is hereby incorporated by reference into this Item 4.02.
     Because the impact of the restatement on the financial statements for the third quarter is expected to be relatively limited in scope, the Company expects to include the restated financial statements in its Annual Report on Form 10-K for the fiscal year ended March 31, 2006 to be filed with the SEC in the coming weeks. In the meantime, the Company has concluded (on May 25, 2006) that its previously issued interim financial statements and the related review report of independent registered public accounting firm thereon for the fiscal quarter ended December 31, 2005 should no longer be relied upon, insofar as adjustments for that period will be made in order to eliminate the effects of an error in such financial statements as described in the press release. The audit committee of the Company’s board of directors, as well as senior management, has discussed the matters described above with the Company’s independent auditors.
     The Company has not concluded its review of the matters described above and further adjustments may be necessary.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
Exhibit 99.1	Press Release

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CA, INC.

Date: May 30, 2006	By:	/s/ Kenneth V. Handal

Kenneth V. Handal
Executive Vice President, General Counsel and
Corporate Secretary